UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2020

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On August 21, 2020, National CineMedia, Inc. (the “Company”) received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with (i) Nasdaq Listing Rule 5605(b)(1), which requires that a majority of the Company’s Board of Directors (the “Board”) be comprised of independent directors, as a result of the election of Juliana F. Hill, as an independent member of the Board and (ii) Nasdaq Listing Rule 5605(c)(2), which requires that the Company have an audit committee comprised of at least three independent directors, as a result of the appointment of Ms. Hill to the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 24, 2020	By:	/s/ Sarah Kinnick Hilty
Sarah Kinnick Hilty
Executive Vice President, General Counsel and Secretary